                                                                    EXHIBIT 10.1


                MASTER CONVEYANCE OF OVERRIDING ROYALTY INTEREST



                                 BY AND BETWEEN



                                     [EEX],

                                       AND

                                     [TRUST]




                                      DATED

                           ____________________, 2002

                                TABLE OF CONTENTS

                                    ARTICLE I
                       CERTAIN DEFINITIONS AND REFERENCES

1.1      Certain Defined Terms.................................................1
1.2      References and Titles.................................................2

                                   ARTICLE II
                          OVERRIDING ROYALTY CONVEYANCE

2.1      Grant of Overriding Royalty Interest..................................3
2.2      Overriding Royalty Percentage.........................................3
2.3      Filing Fees...........................................................3

                                   ARTICLE III
                CERTAIN MATTERS RELATED TO THE SUBJECT INTERESTS

3.1      Abandonments..........................................................4
3.2      Contracts with Affiliates and/or Subsidiaries.........................4
3.3      Right to Use Wellbores................................................4
3.4      Amendment of Drilling or Spacing Units/Unitization....................4
3.5      Operations............................................................4

                                   ARTICLE IV
                               CHANGE IN OWNERSHIP

4.1      Change in Ownership...................................................5

                                    ARTICLE V
                  ACCESS TO BOOKS AND RECORDS; CONFIDENTIALITY

5.1      Records...............................................................5
5.2      Confidentiality.......................................................5

                                   ARTICLE VI
                          TITLE MATTERS AND DISCLAIMERS

6.1      Disclaimers...........................................................6

                                   ARTICLE VII
                                   TERMINATION

7.1      Termination of Leases.................................................6

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Governing Law.........................................................6
8.2      No Personal Liability by Grantee......................................7
8.3      Perpetuities..........................................................7
8.4      Intentions of the Parties.............................................7
8.5      Notices...............................................................7
8.6      Amendments............................................................8
8.7      Counterparts..........................................................8

8.8      Binding Effect........................................................9
8.9      Partition.............................................................9
8.10     Partial Invalidity....................................................9
8.11     Effective Date........................................................9
8.12     Recording.............................................................9

Exhibits
Exhibit A         -  Leases and Subject Interests
Exhibit B         -  Recordable Conveyance
Exhibit C         -  Existing Subject Interests
Exhibit D         -  Sample Calculation of ORRI

                 MASTER CONVEYANCE OF OVERRIDING ROYATY INTEREST

         THIS MASTER CONVEYANCE OF OVERRIDING ROYALTY INTEREST (this "Master Conveyance") dated as of ____________, 2002 is made by and between [EEX], a ____________________________, as Grantor, and [TRUST] a
__________________________________, as Grantee.

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings given such terms in Article I below; and

         WHEREAS, Grantor is the owner of certain oil, gas and/or mineral properties; and

         WHEREAS, Grantor desires to convey to Grantee the Overriding Royalty Interest;

         NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Grantee agree as follows

                                    ARTICLE I
                       CERTAIN DEFINITIONS AND REFERENCES

         1.1 Certain Defined Terms. When used in this Master Conveyance, the following terms shall have the respective meanings assigned to them in this
Section 1.1:

         "Affiliate" shall mean, with respect to any Person, (a) any other Person directly or indirectly owning, controlling or holding with power to vote 50% or more of the outstanding voting securities of such Person, (b) any other Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, and (c) any other Person directly or indirectly controlling, controlled by or under common control with such Person.

         "Effective Date" shall have the meaning given such term in Section
8.11.

         "Existing Subject Interests" " shall mean all of Grantor's right, title and interest in and to the Leases described on Exhibit C insofar, and only insofar as such right, title and interest covers Hydrocarbons produced or that may be produced from the Subject Formation(s) from and after the Effective Date; provided, however, that such interest shall not include any right, title or interest of Grantor in and to any personal property, fixtures, structures or equipment.

          "Gas" shall mean natural gas, coalbed methane and other gaseous hydrocarbons.

         "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's property is located or which exercises valid jurisdiction over any such Person or such Person's property, and any court, agency, department, commission, board, bureau or instrumentality of any of them which exercises valid jurisdiction over any such Person or such Person's property.

         "Grant Period" shall mean a period of time from the Effective Date through the fifth anniversary of the Effective Date.

         "Grantee" shall mean the Person named in the preamble to this Master Conveyance as grantee, and its successors and assigns.

         "Grantor" shall mean the Person named in the preamble of this Master Conveyance as grantor, and its successors and assigns.

         "Hydrocarbons" shall mean Oil and Gas.

         "Lease" shall mean each Oil, Gas and mineral lease, transfer of operating rights or other instrument or fee tract related to the area described on Exhibit A.

         "Non-Affiliate" shall mean with respect to Grantor, any Person who is not an Affiliate.

         "Oil" shall mean crude oil, condensate and other liquid hydrocarbons.

         "Overriding Royalty Interest" shall mean the overriding royalty interest created by each of the Recordable Conveyances delivered to Grantee pursuant to this Master Conveyance.

         "Person" shall mean an individual, partnership (whether general or limited), corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, bank, joint venture, firm or other entity.

         "Recordable Conveyance" shall mean a Conveyance of the Overriding Royalty Interest, in the form of Exhibit B, between Grantor and Grantee, which assignment is delivered by Grantor to Grantee pursuant to Section 2.1 for filing in the files of the Minerals Management Service and in those counties and parishes adjacent to where the Subject Interests are located.

         "Subject Formation" shall mean, for the Subject Interests, Grantor's interest in the geologic formation (or formations) as described on Exhibit A.

         "Subject Interests" shall mean all of Grantor's right, title and interest in and to the Leases described on Exhibit A insofar, and only insofar as such right, title and interest covers Hydrocarbons produced or that may be produced from the Subject Formation(s) from and after the Effective Date.

         "Total Burdens" shall mean lessors' royalties, overriding royalties, other royalty interests, reversionary interests, net profit interests, production payments, subleases, carried interests, the terms of all leases, unit agreements, pooling agreements, consolidation agreements, operating agreements, division orders and other similar interests, contracts, agreements, instruments and burdens that exist with respect to the Subject Interests as of the date of the acquisition of the Subject Interests by Grantor or its Affiliates.

         1.2 References and Titles. All references in this Master Conveyance to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Master Conveyance unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. All references in this Master Conveyance to schedules or exhibits refer to schedules or exhibits to this Master Conveyance unless expressly provided otherwise, and all such schedules and or exhibits are hereby incorporated herein by reference and made a part hereof for all purposes. The words "this Master Conveyance", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Master Conveyance as a whole and not to any particular subdivision unless expressly so limited. The words "include" and "including" shall mean "including without limitation".

                                   ARTICLE II
                          OVERRIDING ROYALTY CONVEYANCE

         2.1 Grant of Overriding Royalty Interest. Promptly after the Effective Date, Grantor will cause a Recordable Conveyance to be filed of record in all appropriate records of the Minerals Management Service and in the counties and parishes adjacent to where the Existing Subject Interests are located and the Overriding Royalty Percentage as such term is used in the Recordable Conveyance, with respect to each of the Existing Subject Interests shall equal the amount for such property as set forth on Exhibit C. From time to time during the Grant Period, as Grantor or its Affiliates enter into any additional Leases related to the Subject Interest, Grantor will cause a Recordable Conveyance to be filed of record in all appropriate records of the Minerals Management Service and in the counties or parishes adjacent to where such Subject Interests are located. The Overriding Royalty Percentage as such term is used in the Recordable Conveyance, with respect to each Lease within the Subject Interest, shall be determined with respect to each such Lease as set forth in Section 2.2 below.

         2.2 Overriding Royalty Percentage. The Overriding Royalty Percentage with respect to each of the Subject Interests shall equal five percent (5%), proportionately reduced to a 25% working interest (or such lesser working interest as may be owned by Grantor if less than 25%), subject to the following two sentences. In the event that Grantor owns or subsequently acquires an interest in a Lease or portion thereof with Total Burdens in excess of twenty per cent (20%) but less than thirty per cent (30%), then the Overriding Royalty Percentage shall be determined by taking the lesser of:

         a) the product of five per cent (5%) times a fraction the numerator of which is Available Net Revenue Interest (as defined below) and the denominator is eighty per cent (80%); and

         b) Available Net Revenue Interest minus seventy per cent (70%)

where Available Net Revenue Interest is equal to one minus Total Burdens, and then proportionately reducing that value by the working interest acquired by Grantor (up to a maximum 25% working interest) in such Lease. In the event that Grantor owns or subsequently acquires an interest in a Lease with Total Burdens of thirty percent (30%) or more, no ORRI shall be granted with respect to such Lease. For purposes of illustration, Exhibit D shows hypothetical calculations of the ORRI on leases with varying working and net revenue interests.

         2.3 Filing Fees. All documentary, filing and recording fees required to be paid in connection with the filing and recording of the Recordable Conveyance and any related documents shall be paid by Grantee.

                                   ARTICLE III
                CERTAIN MATTERS RELATED TO THE SUBJECT INTERESTS

         3.1 Abandonments. Grantor shall have the right, without the joinder of Grantee, to release, surrender and/or abandon the Subject Interests or any well located therein, or any part thereof or interest therein, even though the effect of such release, surrender or abandonment will be to release, surrender or abandon that portion of the Overriding Royalty Interest affected thereby to the same extent as though Grantee had joined with Grantor therein; provided, however, that Grantor shall not release, surrender or abandon any Subject Interest or any well located therein unless (a) Grantor has determined in good faith as a prudent operator that such well or Subject Interest is no longer capable of producing in paying quantities without taking into account the Overriding Royalty Interest or (b) such Subject Interest or well is required to be released, surrendered or abandoned in accordance with the terms of the applicable Lease or under applicable law, rule or regulation in the jurisdiction where such Subject Interest is located. In the event of any such release, surrender or abandonment of any Subject Interest or well as permitted hereby, upon the request of Grantor, Grantee shall execute such documentation as is reasonably necessary to evidence the corresponding release, surrender or abandonment of that portion of the Overriding Royalty Interest affected thereby.

         3.2 Contracts with Affiliates and/or Subsidiaries. Grantor and/or any of its Affiliates or any Subsidiaries may perform services and furnish supplies and equipment with respect to the Subject Interests at prices and on terms and conditions obtainable from unrelated third parties.

         3.3 Right to Use Wellbores. Grantor shall have the right to use the wellbore of any well located on the Subject Interest in connection with any reworking or recompletion operation conducted with respect to such well.

         3.4 Amendment of Drilling or Spacing Units/Unitization. Without joinder or consent of Grantee or notice thereto, Grantor shall have the right and power to unitize all or any portion of the Subject Interest with other areas and to amend or terminate any unitization agreements, as would a reasonably prudent operator without giving effect to the Overriding Royalty Interest. If and whenever, through the exercise of this power or pursuant to any law or regulation, or any order of any Government Authority, any portion of the Subject Interest is unitized, the Overriding Royalty Interest, insofar as it relates to such unitized area, shall be calculated in the proportion that the Subject Interest shares in productions from such unitized area.

         3.5 Operations. It is the express intent of Grantor and Grantee that the Overriding Royalty Interest shall constitute (and this Master Conveyance shall conclusively be construed for all purposes as creating) a single, separate non-operating right with respect to the Subject Interests for all purposes. Without limitation of the generality of the immediately preceding sentence, Grantor and Grantee acknowledge that Grantee has no right or power to participate in the selection of a drilling contractor, to propose the drilling of a well, to determine the timing or sequence of drilling operations, to commence or shut down production, to take over operations, or to share in any operating decision whatsoever. Grantor and Grantee hereby expressly negate any intent to create (and this Master Conveyance shall never be construed as creating) a mining or other partnership or joint venture or other relationship subjecting Grantor and Grantee to joint liability. Nothing contained in this Master Conveyance shall be deemed to prevent or restrict

Grantor from electing not to participate in any operations that are to be conducted under the terms of any operating agreement, unit operating agreement, contract for development, or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof) and permitting consenting parties to conduct non-consent operations thereon if a reasonable and prudent operator, acting in conformity with sound oil field practices without giving effect to the Overriding Royalty Interest, would make such elections. With respect to the Subject Interests for which Grantor is the operator, Grantor shall use its commercially reasonable efforts to develop, operate, and maintain such Subject Interests as would a prudent operator under similar circumstances in accordance with good oil field practices without giving effect to the Overriding Royalty Interest. As to those Subject Interests as to which Grantor is not the operator, Grantor shall use its commercially reasonable efforts to cause the operator to develop, maintain, and operate such Subject Interest as would a reasonably prudent operator under similar circumstances in accordance with good oil field practices.

                                   ARTICLE IV
                               CHANGE IN OWNERSHIP

         4.1 Change in Ownership. No change of ownership or right to receive the Overriding Royalty Interest, or of any part thereof, however accomplished, shall be binding upon Grantor until notice thereof shall have been furnished by the Person claiming the benefit thereof, and then only with respect to payments or delivery of Hydrocarbons thereafter made. Notice of sale or assignment of the Overriding Royalty Interest, or any part thereof, shall consist of a copy of the recorded instrument accomplishing the same; notice of change of ownership or right to receive payment accomplished in any other manner (for example by reason of incapacity, death or dissolution) shall consist of copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice shall have been furnished to Grantor as provided above, the payment or tender of all sums payable or delivery of Hydrocarbons on the Overriding Royalty Interest may be made in the manner provided in the Recordable Conveyance precisely as if no such change in interest or ownership or right to receive payment or Hydrocarbons had occurred. The method of notice herein provided shall be exclusive, and no other method, whether actual or constructive, shall be binding on Grantor.

                                    ARTICLE V
                  ACCESS TO BOOKS AND RECORDS; CONFIDENTIALITY

         5.1 Records. Subject to any restrictions on Grantor's right to do so under applicable operating agreements or similar contracts, Grantor will provide Grantee with such information Grantee may reasonably require in order for Grantee to prepare a third party reserve report or other reports required by applicable law or the rules of any stock exchange. Nothing contained in this Master Conveyance or otherwise shall require Grantor to retain any books and records pertaining to the Subject Interests beyond that time period that Grantor would customarily retain such books and records in the ordinary course of its business.

         5.2 Confidentiality. Any confidential information provided by Grantor to Grantee pursuant to this Master Conveyance shall not be disclosed by Grantee to any third party, except with Grantor's written consent which consent shall not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, the parties acknowledge and agree that such information may be disclosed to those representatives designated by Grantee that are reasonably necessary for the investigation of information under this Master Conveyance or in connection with Grantee's ownership of the Overriding Royalty Interest. To the extent that such disclosures are necessary, Grantee agrees that it shall seek to preserve the confidentiality of such disclosures, shall inform the parties to whom it discloses of the confidential nature of the information, and shall be responsible for any disclosures by such parties to others in breach of the confidentiality provisions hereof. This provision shall not prevent Grantee from providing any confidential information received from Grantor to any Governmental Authority or stock exchange as may be required by such Governmental Authority or stock exchange; provided that, if feasible, Grantee shall have given prior notice to Grantor of such required disclosure and, if so requested by Grantor and at Grantor's sole expense, shall have used all reasonable efforts to oppose the requested disclosure, as appropriate under the circumstances, or other otherwise make such disclosure pursuant to a protective order or other similar arrangement for confidentiality.

                                   ARTICLE VI
                          TITLE MATTERS AND DISCLAIMERS

         6.1 Disclaimers. GRANTOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATIVE TO ANY AND ALL FUTURE PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE SUBJECT INTERESTS OR THE ABILITY OR POTENTIAL OF THE SUBJECT INTERESTS TO PRODUCE HYDROCARBONS. GRANTOR HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATION AND WARRANTIES EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE PRODUCTION WHICH HAS BEEN OR MAY BE PRODUCED FROM THE LEASES, SUBJECT INTERESTS, HYDROCARBONS AND THE OVERRIDING ROYALTY INTEREST.

                                   ARTICLE VII
                                   TERMINATION

         7.1 Termination of Leases. In the event any individual Lease or Subject Interest (or portion thereof, as applicable) should be released, surrendered or abandoned by Grantor pursuant to Section 3.1 the Overriding Royalty Interest no longer shall apply to that particular Lease or Subject Interest (or such portion thereof, as applicable). Upon termination of the Overriding Royalty Interest, as above provided, upon request by Grantor, Grantee shall, at Grantee's expense, execute and deliver such instrument or instruments as may be necessary to evidence the termination of the Overriding Royalty Interest.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Governing Law. This Master Conveyance shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the laws of the United States of America, except that, to the extent that the law under the Outer Continental Lands Act requires the law of a state adjacent to which the Subject Interests is located (or which is otherwise applicable to a portion of the Subject Interests) necessarily governs with respect to procedural and substantive matters relating to the Overriding Royalty Interest, the law of such state shall apply as to that portion of the Subject Interests located adjacent to or in (or otherwise subject to the laws of) such state.

         8.2 No Personal Liability by Grantee. The parties acknowledge that the Overriding Royalty Interest is a non-operating interest and that Grantee owns such interest, free from the payment by Grantee of the costs, risk and expense of production. Notwithstanding anything to the contrary contained in this Master Conveyance, Grantee shall never personally be responsible for paying any part of the costs, expenses or liabilities incurred in connection with the operating, owning and/or maintaining of the Subject Interests.

         8.3 Perpetuities. It is not the intent of Grantor or Grantee that any provision herein violate any applicable law regarding the rule against perpetuities, the suspension of the absolute power of alienation, or other rules regarding the vesting or duration of estates, and this Master Conveyance shall be construed as not violating such rules to the extent the same can be so construed consistent with the intent of the parties. In the event however that any provision hereof is determined to violate any such rule, then such provision shall nevertheless be effective for the maximum period (but not longer than the maximum period) permitted by such rule that will result in no violation. To the extent the maximum period is permitted to be determined by reference to "lives in being," Grantor and Grantee agree that "lives in being" shall refer to lifetime of the last to die of the living lineal descendants of the late Joseph
P. Kennedy (father of the late President of the United States of America).

         8.4 Intentions of the Parties. Nothing herein contained shall be construed to constitute either party hereto (under state law, for tax purposes or otherwise) the agent of, or in partnership with, the other party. If, however, the parties hereto are deemed to have entered into a relationship that constitutes a partnership for federal income tax purposes, the parties hereby elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, and agree not to take any position inconsistent with such election. IN ADDITION, THE PARTIES HERETO INTEND THAT THE OVERRIDING ROYALTY INTEREST SHALL AT ALL TIMES BE TREATED AS (a) AN OVERRIDING ROYALTY INTEREST OR PRODUCTION PAYMENT RATHER THAN AS A WORKING OR ANY OTHER INTEREST WITHIN THE MEANING OF SECTION 636 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS AND JUDICIAL AUTHORITY RELATING THERETO AND (b) AN INTEREST IN REAL PROPERTY, AND, IN ACCORDANCE THEREWITH AND THE TERMS OF THIS MASTER CONVEYANCE, GRANTEE SHALL LOOK EXCLUSIVELY TO THE HYDROCARBONS PRODUCED FROM THE SUBJECT INTERESTS FOR THE SATISFACTION AND REALIZATION OF THE OVERRIDING ROYALTY INTEREST. ALL PROVISIONS OF THIS MASTER CONVEYANCE, AND THE RECORDABLE CONVEYANCE SHALL BE CONSTRUED AND TREATED ACCORDINGLY.

         8.5 Notices. All notices, consents and other communications under this Master Conveyance shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when sent by telecopier (with receipt confirmed), (c) when received by the addressee, if sent by a nationally recognized express delivery service or (d) upon receipt after being mailed by certified or registered mail; in each case to the appropriate addresses and telefax numbers set forth below (or to such other addresses and telefax numbers as a party may designate as to itself by notice to other party):

                           (i)      if to Grantor:

                                    -----------------------------------

                                    -----------------------------------

                                    Attention:
                                              -------------------------
                                    Facsimile:
                                              -------------------------

                           with a copy to:

                                    -----------------------------------

                                    -----------------------------------

                                    Attention:
                                              -------------------------
                                    Facsimile:
                                              -------------------------

                           (ii)     if to the Grantee:

                                    -----------------------------------

                                    -----------------------------------

                                    Attention:
                                              -------------------------
                                    Facsimile:
                                              -------------------------

                           with a copy to:

                                    -----------------------------------

                                    -----------------------------------

                                    Attention:
                                              -------------------------
                                    Facsimile:
                                              -------------------------

A copy of this Master Conveyance has been retained by Grantor and Grantee, and upon the receipt of a request from any party for a copy of this Master Conveyance, Grantor and Grantee are each hereby authorized to deliver a copy of this Master Conveyance directly to such requesting party; provided however, that Grantee shall provide a copy of any such request, together with a copy of the letter transmitting this Master Conveyance to any such requesting party, to Grantor within five (5) business days after sending such copy to the requesting party and Grantor agrees to provide a copy of such request, together with a copy of the letter transmitting this Master Conveyance to any such requesting party, to Grantee within five (5) business days after sending such copy to the requesting party.

         8.6 Amendments. Except as expressly set forth in this Master Conveyance, this Master Conveyance and the Recordable Conveyance may be amended, modified or waived only by the written agreement between Grantor and Grantee. No waiver of any of the provisions of this Master Conveyance shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         8.7 Counterparts. This Master Conveyance may be executed by Grantor and Grantee in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.

         8.8 Binding Effect. All the covenants and agreements of Grantor herein contained shall be deemed to be covenants running with Grantor's interest in the Subject Interests and the lands affected thereby. All of the provisions hereof shall inure to the benefit of Grantee and its successors and assigns and shall be binding upon Grantor and its successors and assigns.

         8.9 Partition. Grantor and Grantee acknowledge that Grantee has no right or interest that would permit it to partition any portion of the Subject Interests, and Grantee waives any such right.

         8.10 Partial Invalidity. In the event any provision contained in this Master Conveyance shall for any reason be held to be invalid, illegal or unenforceable by a Governmental Authority, then (to the extent permitted under applicable law) such invalidity, illegality or unenforceability shall not affect any of the remaining provisions of this Master Conveyance which shall remain in full force and effect.

         8.11 Effective Date. This Master Conveyance is effective for all purposes (the "Effective Date") as of [EFFECTIVE UPON THE MERGER OF EEX], 2001.

         8.12 Recording. It is not the intent of Grantor and Grantee to record this Master Conveyance in the public records of the Minerals Management Service and in the counties or parishes adjacent to where the Subject Interests are located but to record the Recordable Conveyance for filing in such public records. In addition to such Recordable Conveyance (without creating any additional covenants, warranties or representations of or by Grantor), Grantor covenants and agrees to execute and deliver to Grantee all such other and additional assignments, instruments and other documents and to do all such other acts and things as may be necessary more fully to vest in Grantee title to the Overriding Royalty Interest. Such separate or additional assignments and the Recordable Conveyance: (a) shall evidence the assignment of the Overriding Royalty Interest herein made or intended to be made; (b) shall not modify any of the terms and covenants herein set forth and shall not create any additional representations or covenants of or by Grantor to Grantee; (c) shall be deemed to contain all of the terms and provisions hereof, as fully and to all intents and purposes as though the same were set forth at length in the separate assignments; and (d) to the extent required by law, shall be on forms prescribed, or may otherwise be on forms suggested, by the appropriate Governmental Authorities. In the event any term or provision of any separate or additional assignment or the Recordable Conveyance should be inconsistent with or conflict with the terms or provisions of this Master Conveyance, the terms and provisions of this Master Conveyance shall control and shall govern the rights, obligations and interests of the parties hereto, their successors and assigns.

         IN WITNESS WHEREOF, Grantor and Grantee have executed this Master Conveyance on this ____ day of ___________, 2001.

                                        GRANTOR:

                                        [EEX]



                                        By:
                                            ------------------------------------


                                        GRANTEE:

                                        [TRUST]

                                        ----------------------------------------



                                        By:
                                            ------------------------------------